Exhibit 10.3
February 5, 2021
6-5AC1-TMW-21-111

Krista Clark
Spirit AeroSystems, Inc.
3801 S. Oliver St.
Wichita, KS, 67210

Subject:         737 Recalculated Pre-Payment

Reference:
a)     Administrative Agreement ("AA") AA-65530-0010, General Terms
Areement ("GTA") BCA-65530-0016, and Special Business
Provisions ("SBP") MS-65530-0016 together with all Amendments thereto respectively; collectively the “Supply Agreement”
b)     Memorandum of Agreement dated February 6, 2020 (“737 Production
Rate Adjustment and Other Settlements MOA”), and the first
Amendment to 737 Production Rate Adjustment and Other
Settlements MOA, dated May 5, 2020 (collectively, the “MOAs”)
c)     Contract Change Notice (“CCN”) 13108 dated December 16, 2020
d)     Boeing Letter 6-5GC2-AAK-20-1681 dated December 17, 2020
e)     CCN 13114 dated December 18, 2020
f)     CCN 13120 dated December 21, 2020
g)     Email from Spirit (K. Clark) to Boeing (T. Willis) dated January 5,
2021
h)     CCN 13150 dated January 14, 2021

All terms used but not defined in this letter agreement (“Letter Agreement”) shall have the same meaning as in the Supply Agreement and the MOAs. Boeing and Spirit sometimes may be referred to herein individually as a “Party” and collectively as the “Parties”.

This Letter Agreement is effective as of the date of the last signature below (the “Effective Date”).

1. Background.
Pursuant to MOA Sub-Section 4.4, within sixty calendar (60) days following the U.S. Federal Aviation Administration 737 MAX ungrounding, the Parties will recalculate the Pre-Payment (“Recalculated Pre-Payment”) by using the i) planned Build Rate, ii) the planned quantity of each minor model defined in the latest F.O.B. master schedule, and iii) minor model pricing assumptions stated in MOA Attachment A.
Additionally, as set forth in MOA Sub-Section 4.4 (b), the Parties will compare the Pre-Payment to the Recalculated Pre-Payment (“Comparison”). If the Comparison identifies a gap, either over or under the Pre-Payment amount, then the respective Party will make any such payment to address the gap, no later than one hundred and twenty (120) calendar days following the 737 MAX ungrounding.

Exhibit 10.3
Krista Clark
6-5AC1-TMW-21-111

The U.S. Federal Aviation Administration 737 MAX ungrounding took place on November
18, 2020.

The planned Build Rate provided in Boeing’s December 17, 2020 letter (reference d) and the fuselage R192 Ship-in-Place schedule (provided via reference g), and CCNs 13114,
13120, and 13150 were used as the baseline to determine the Recalculated Pre-Payment.
For clarity, the Recalculated Pre-Payment is based on the fuselage schedule and does not reflect the schedules for non-fuselage end items.

2. Agreement.
The Recalculated Pre-Payment is two hundred twenty-three million, five hundred sixty-
three thousand, and two hundred thirty-four U.S. dollars ($223,563,234). The Comparison between the Pre-Payment and the Recalculated Pre-Payment is a difference of sixty-eight million, four hundred seventy-one thousand, and seven hundred thirty-four U.S. dollars
($68,471,734). Boeing will pay Spirit the difference between the Pre-Payment and the
Recalculated Pre-Payment less the thirty million U.S. dollars ($30,000,000) Credit. Boeing will pay thirty-eight million, four hundred seventy-one thousand, and seven hundred thirtyfour U.S. dollars ($38,471,734) no later than March 18, 2021.

EXECUTED by the duly authorized representatives of the Parties.